                                                                 Exhibit 10.19
                        AMENDMENT TO EMPLOYMENT AGREEMENT


            This Amendment to Employment Agreement is entered into as of the 1st of September, 2000, by and between A. Lorne Weil ("Executive") and Autotote Corporation, a Delaware corporation (the "Company").

            WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of November 1, 1997, as amended by the letter agreement dated September 10, 1998 (the "Existing Agreement"); and

            WHEREAS, the Company and Executive wish to amend certain provisions of the Existing Agreement concerning the term of Executive's employment; Executive's base salary; and Executive's rights upon termination with respect to any supplemental executive retirement plan or similar plan;

            NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Agreement is hereby amended, effective as of September 1, 2000, as follows:

                  1. TERM: Section 2 of the Existing Agreement is hereby amended and restated to provide in its entirety as follows:

            The term of employment of Executive under this Agreement (the "Term") shall be the period commencing on the Effective Date and ending on October 31, 2004, together with any additional period or periods for which such term may be extended from time to time in accordance with this Section 2, subject to earlier termination in accordance with Section 6 or 7. The Term shall be extended automatically, without further action by either party, by one additional year beyond the then-scheduled end of the Term, on October 31, 2004 (extending the Term to October 31, 2005) and on each succeeding October 31 thereafter, unless either party, prior to the April 30 preceding the date upon which such extension would become effective, shall have served upon the other party written notice in accordance with the provisions of Section 12(d) electing not to so extend the Term, in which case the term of Executive's employment shall terminate at the then-scheduled end of the Term, subject to earlier termination in accordance with Section 6 or 7.


                  2. BASE SALARY: Section 4(a) the Existing Agreement is hereby amended and restated to provide in its entirety as follows:

            The Company will pay to Executive during the Term a base salary at the initial annual rate of $475,000, payable in cash in substantially equal monthly installments during each year, or portion thereof, of the Term commencing at the beginning of the Term, and otherwise in accordance with the Company's usual payroll practices with respect to senior executives (except to the extent deferred under Section 5(d)). Executive's annual base salary shall be increased to $750,000 effective September 1, 2000, and shall be increased annually on each succeeding September 1 thereafter by a percentage of Executive's annual base salary then in effect equal to the percentage increase, if any, during the preceding twelve months in the Consumer Price Index for the Greater New York area; provided, however, that if the independent consultants that the Company retains to review the Company's compensation structure conclude that Executive's base salary is insufficient, Executive's base salary shall be increased in accordance with the recommendations of such consultants. In no event shall Executive's base salary be reduced.

                  3. PARTICIPATION IN ANY SERP ADOPTED BY THE COMPANY:

                  Section 5 of the Existing Agreement is hereby amended as follows:

                  a. Subsection 5(c)(iii) of the Existing Agreement is hereby renumbered as Subsection 5(c)(iv);

                  b. Subsection 5(c)(iv) of the Existing Agreement is hereby renumbered as Subsection 5(c)(v); and

                  c. The following provision is hereby added in its entirety as Subsection 5(c)(iii):

            (iii) If the Company adopts any supplemental executive retirement plan or substantially similar plan (a "SERP") during the Term, Executive shall be entitled to participate in such SERP in accordance with its terms, subject to the provisions of Sections 6 and 7 of this Agreement.


                  4. ENTITLEMENT UNDER SERP UPON TERMINATION DUE TO NORMAL RETIREMENT, APPROVED EARLY RETIREMENT, DEATH, OR DISABILITY:

                  Section 6 of the Existing Agreement is hereby amended as follows:

            a. Subsection 6(vi) of the Existing Agreement is hereby renumbered as Subsection 6(vii);

            b. Subsection 6(vii) of the Existing Agreement is hereby renumbered as Subsection 6(viii); and

            c. The following provision is hereby added in its entirety as Subsection 6(vi):

            (vi) If the Company adopts any supplemental executive retirement plan or substantially similar plan (a "SERP") during the Term, Executive shall be entitled to receive, in lieu of any payments and benefits under the SERP, the greater of:
                  (a) an actuarially-adjusted lump sum cash payment equal to the cash value of all payments and benefits to which Executive would have been entitled under the SERP and (b) an actuarially-adjusted lump sum cash payment equal to the cash value of all payments and benefits to which Executive would have been entitled under the SERP if Executive had 15 years of service with the Company; provided, however, that if Executive receives such payment under this Subsection 6(vi), Executive shall forfeit all rights under the SERP, and the SERP shall have no force and effect with respect to Executive.

            5. ENTITLEMENT UNDER SERP UPON TERMINATION BY COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON, PRIOR TO OR MORE THAN TWO YEARS AFTER A CHANGE IN CONTROL:

            Section 7 of the Existing Agreement is hereby amended to add the following provision as Subsection 7(b)(i)(J):

        (J) If the Company adopts any SERP during the Term, Executive shall be entitled to receive, in lieu of any payments and benefits under the SERP, the greater of: (a) an actuarially-adjusted lump sum cash payment equal to the cash value of all payments and benefits to which Executive would have been entitled under the SERP and (b) an actuarially-adjusted lump sum cash payment equal to the cash value of all payments and benefits to which Executive would have been entitled under the SERP if Executive had 15 years of service with the Company; provided, however, that if Executive receives such payment under this Subsection 7(b)(i)(J), Executive shall forfeit all rights under the SERP, and the SERP shall have no force and effect with respect to Executive.


            6. ENTITLEMENT UNDER SERP UPON TERMINATION BY COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON, WITHIN TWO YEARS AFTER A CHANGE IN CONTROL:

            Section 7 of the Existing Agreement is hereby amended to add the following provision as Subsection 7(b)(ii)(J):

        (J) If the Company adopts any SERP during the Term, Executive shall be entitled to receive, in lieu of any payments and benefits under the SERP, the greater of: (a) an actuarially-adjusted lump sum cash payment equal to the cash value of all payments and benefits to which Executive would have been entitled under the SERP and (b) an actuarially-adjusted lump sum cash payment equal to the cash value of all payments and benefits to which Executive would have been entitled under the SERP if Executive had 15 years of service with the Company; provided, however, that if Executive receives such payment under this Subsection 7(b)(ii)(J),

            Executive shall forfeit all rights under the SERP, and the SERP shall have no force and effect with respect to Executive.


            7. RATIFICATION AS TO OTHER RESPECTS: The Existing Agreement is hereby ratified and confirmed and remains in full force and effect in all respects except as modified herein.

            IN WITNESS WHEREOF, Executive has signed his name and the Company, by the signature of its duly authorized officer, has executed this Amendment to Employment Agreement, as of the date and year first above written.

                              THE COMPANY:

                              AUTOTOTE CORPORATION, a Delaware corporation



                              By:______________________________
                                    Alan J. Zakon
                                    Chairman of the Executive Committee
                                      of the Board of Directors


                              EXECUTIVE:



                              ----------------------------------
                              A. Lorne Weil